UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2004

MANDALAY RESORT GROUP

(Exact name of registrant as specified in its charter)

Nevada	1-8570	88-0121916
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119
(Address of principal executive offices, including ZIP code)

Registrant’s telephone number, including area code: (702) 632-6700

(Former name or former address, if changed since last report)

INFORMATION INCLUDED IN THIS REPORT
Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
AGREEMENT AND PLAN OF MERGER
PRESS RELEASE

Item 5. Other Events

     On June 16, 2004, Mandalay Resort Group (“Mandalay”), MGM MIRAGE (“MGM”) and MGM MIRAGE Acquisition Co. #61, a wholly owned subsidiary of MGM, announced that they have entered into a merger agreement pursuant to which MGM will acquire Mandalay for $71.00 in cash for each share of common stock of Mandalay. The transaction is structured as a merger of MGM MIRAGE Acquisition Co. #61 with and into Mandalay and is subject to the approval of Mandalay stockholders as well as regulatory and other customary conditions.

     Copies of the merger agreement and press release announcing this transaction are attached as exhibits hereto and are incorporated by reference herein. This summary is qualified by reference to the exhibits attached hereto.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

2.1	Agreement and Plan of Merger dated as of June 15, 2004, among MGM MIRAGE, Mandalay Resort Group and MGM MIRAGE Acquisition Co. #61, a wholly owned subsidiary of MGM MIRAGE.

99.1	Press Release dated as of June 16, 2004, jointly issued by MGM MIRAGE and Mandalay Resort Group.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2004

MANDALAY RESORT GROUP

By:	/s/ Les Martin

Name: Les Martin
Title: Vice President, Chief Accounting Officer and Treasurer

INDEX TO EXHIBITS

No.	Description
2.1	Agreement and Plan of Merger dated as of June 15, 2004, among MGM MIRAGE, Mandalay Resort Group and MGM MIRAGE Acquisition Co. #61, a wholly owned subsidiary of MGM MIRAGE.

99.1	Press Release dated as of June 16, 2004, jointly issued by MGM MIRAGE and Mandalay Resort Group.